SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) December 13, 1999


                       ADVANCED MACHINE VISION CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                 0-20097                                   33-0256103
         (Commission File Number)              (IRS Employer Identification No.)

         3709 Citation Way #102
             Medford, Oregon                                 97504
(Address of principal executive offices)                   (Zip Code)

                                  541-776-7700
              (Registrant's telephone number, including area code)



                            Total Number of Pages: 2


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Item 5. Other Events

     Restructuring of Debt: On December 13, 1999, Advanced Machine Vision Corporation ("AMV" or the "Company") effected a restructuring of two notes owed by AMV to Veneer Technology, Inc. ("Veneer"), a company owned by the four former stockholders of Ventek, Inc. (a subsidiary of AMV), all of whom are current employees of the Company.

     On December 13, 1999, the notes were amended, and the following actions were taken:

     1. The maturity date of a $250,000 note was extended one year to July 23, 2001 and the interest rate was increased by 1% to 7.75% per annum.

     2. The maturity date of a $2,250,000 note was extended one year to July 23, 2001 and the interest rates was increased by 1% to 7.75% per annum.

     3. The maturity date of a $250,000 note due to AMV from Rodger A. Van Voorhis, a shareholder of Veneer, president of Ventek and a director of AMV, was extended one year to July 23, 2001.

     Issuance of Restricted Stock: On December 13, 1999, the Company's Board of Directors awarded 100,000 shares of restricted stock to Veneer in consideration for past services and to retain the four shareholders of Veneer, who are also employees of Ventek, including Mr. Van Voorhis. The shares were issued under the Company's 1997 Restricted Stock Plan. The shares cannot be transferred or traded unless Veneer pays AMV $.75 per share before July 23, 2002. Absent such payment, the shares will be forfeited and returned to the Company.

Item 7. Financial Statements and Exhibits

     None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ADVANCED MACHINE VISION CORPORATION



Date:  December 15, 1999                 By:  /s/ Alan R. Steel
                                             -----------------------------------
                                             Vice President, Finance and
                                             Chief Financial Officer